                              BNR BANCSHARES, INC.
                                     PROXY

                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY

    The undersigned shareholder of BNR BANCSHARES, INC. (the "Company"), a Louisiana corporation, hereby appoints James M. Bouanchaud, John L. Crosby, Curtis P. Fremin, Frank J. Greely, Jr., Percy V. Rougon and Charles R. Smith, and each of them, proxies with power of substitution to vote and act for the undersigned, as designated below, with respect to the number of shares of Common Stock the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company, which will be held at the Company's main office, 107 East Main Street, New Roads, Louisiana 70760, on August 26, 1994, at 10:00 a.m. (the "Special Meeting"), and at any adjournments or postponements thereof, and, at their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY.

    The Board of Directors of the Company recommends that you vote FOR approval of the Merger of the Company with and into Regions Financial Corporation.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

           PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN BLUE OR BLACK INK

Item 1: Approval of the Merger of the Company with and into Regions Financial Corporation and of the related Agreement and Plan of Merger dated as of April 21, 1994, between the Company and Regions Financial Corporation.


            FOR  / /            AGAINST  / /            ABSTAIN  / /

    The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus and hereby revokes any proxy or proxies heretofore given.

                                             Date
                                                 ------------------------------

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                                                          Signature

                                             Please mark, date and sign as your
                                             account name appears and return in
                                             the enclosed envelope. If acting as
                                             executor, administrator, trustee,
                                             guardian or in a similar capacity,
                                             you should so indicate when
                                             signing. If the person signing is a
                                             corporation, partnership or other
                                             entity, please sign the full name
                                             of the corporation, partnership or
                                             other entity by a duly authorized
                                             officer, partner or other person.
                                             If the shares are held jointly,
                                             each stockholder named should sign.